Exhibit 10.9(ii)
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                     AGREEMENT FOR SATISFACTION AND RELEASE

This Agreement Satisfaction and Release pertains to any and all monetary advances in the form of loans from Paul Miller Sr. Trust, (Payee), to USA Sunrise Beverages, Inc. (Maker). The total reconciled amount of all loan advances being in the principal amount of $31,060 plus the total accrued interest to date.

WHEREAS, Maker and Payee desire to settle and satisfy all of the loan advances and accrued interest on its entirety.

NOW THEREFORE AND HEREBY, for one or more valuable consideration in hand paid by Maker to Payee, and upon the amount of 5,000 shares of free trading common stock of surviving company after merger being assigned hereby by Omar Barrientos on behalf of Maker, the undersigned, acknowledges, accepts and confirms full satisfaction and performance by USA Sunrise Beverages, Inc., of all of the terms and conditions of the above referred Note, including Principal and Interest accrued to date and unconditionally releases and discharge forever USA Sunrise Beverages, Inc., and its successors of any obligations, performance, monetary or otherwise.

IN WITNESS WHEREOF on this 4th day of September, 2002 I have hereunto set my hand and seal.

By:  Paul Miller and Paul Miller Sr. Trust

/s/ Paul Miller as Trustee
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Paul Miller